Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP

                               Counsellors At Law

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                                                                                                  177 MADISON AVENUE
                                                120 BROADWAY                                 MORRISTOWN, NEW JERSEY 07960
                                                                                                    (973) 538-5600
WRITER'S DIRECT DIAL                      NEW YORK, NEW YORK 10271                                FAX: (973) 538-6448
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                                               (212) 238-3000                                  1351 WASHINGTON BOULEVARD
                                                 ----------                                            2ND FLOOR
                                             FAX: (212) 238-3100                           STAMFORD, CONNECTICUT 06902-4543
                                         HTTP://WWW.EMMETMARVIN.COM                                 (203) 425-1400
                                                                                                  FAX: (203) 425-1410
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                                                 August 27, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Without Par Value, of Gradipore Limited

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares, without par value, of Gradipore Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                         Very truly yours,

                                         /s/ Emmet, Marvin & Martin LLP
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                                         EMMET, MARVIN & MARTIN, LLP